Exhibit 13.2

Certification by the Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Pepper Food Service Co., Ltd., a Japanese corporation (the “Company”), does hereby certify that, to such officer’s knowledge:

1.

The accompanying Annual Report of the Company on Form 20-F for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2019

/s/ Kensaku Ichinose
Kensaku Ichinose
Chief Financial Officer